Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Other Service Providers” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 107 to the Registration Statement (Form N-1A, No. 2-89729) of Morgan Stanley Institutional Fund Trust and to the incorporation by reference of our report dated November 23, 2011 on Balanced Portfolio included in the Annual Report to Shareholders for the fiscal year ended September 30, 2011.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 12, 2012